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                                                                    EXHIBIT 10.7

[MERRILL LYNCH LOGO]

CONFIRMATION OF OTC WARRANT TRANSACTION
AMENDED AND RESTATED AS OF FEBRUARY 13, 2004

ORIGINAL DATE:    FEBRUARY 11, 2004                               ML REF:

TO:               DICK'S SPORTING GOODS, INC. ("COUNTERPARTY")

ATTENTION:        JEFF R. HENNION

FROM:             MERRILL LYNCH INTERNATIONAL ("ML")
                  Merrill Lynch Financial Centre
                  2 King Edward Street
                  London EC1A 1HQ

Dear Sir / Madam:

         The purpose of this letter agreement (this "CONFIRMATION") is to confirm the terms and conditions of the above-referenced transaction entered into between Counterparty and ML through its agent Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPFS" or "AGENT") on the Trade Date specified below (the "TRANSACTION"). This Confirmation constitutes a "Confirmation" as referred to in the Agreement specified below. This letter agreement amends and restates the letter agreement between the parties hereto dated as of February 11, 2004.

         The definitions and provisions contained in the 2000 ISDA Definitions (the "SWAP DEFINITIONS") and the 2002 ISDA Equity Derivatives Definitions (the "EQUITY DEFINITIONS" and, together with the Swap Definitions, the "DEFINITIONS"), in each case as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Swap Definitions and the Equity Definitions, the Equity Definitions will govern, and in the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern. References herein to a "Transaction" shall be deemed to be references to a "Share Option Transaction" for the purposes of the Equity Definitions and to a "Swap Transaction" for the purposes of the Swap Definitions. For purposes of this Transaction, "Warrant Style", "Warrant Type", "Number of Warrants" and "Warrant Entitlement" (each as defined below) shall be used herein as if such terms were referred to as "Option Style", "Option Type", "Number of Options" and "Option Entitlement", respectively, in the Definitions.

         This Confirmation evidences a complete binding agreement between you and us as to the terms of the Transaction to which this Confirmation relates. This Confirmation (notwithstanding anything to the contrary herein), shall be subject to an agreement in the 1192 form of the ISDA Master Agreement (Multicurrency Cross Border) (the "MASTER AGREEMENT" or "AGREEMENT") as if we had executed an agreement in such form (but without any Schedule and with elections specified in the "ISDA Master Agreement" Section of this Confirmation) on the Trade Date of the first such Transaction between us. In the event of any inconsistency between the provisions of that Agreement and this Confirmation, this Confirmation will prevail for the purpose of this Transaction.

         The terms of the particular Transaction to which this Confirmation relates are as follows:

GENERAL TERMS:

Trade Date:                         February 11, 2004

Warrant Style:                      European



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Warrant Type:                       Call

Seller:                             Counterparty

Buyer:                              ML

Shares: Shares of common stock, par value of USD 0.01, of Counterparty (Security Symbol:
                                    "DKS").

Number of Warrants:                 2,193,987

Multiple Exercise:                  Inapplicable

Strike Price:                       $[amount redacted]

Premium:                            $[amount redacted] mm

Premium Payment Date:               The fourth Business Day following the Trade
                                    Date.

Exchange:                           NYSE

Related Exchange(s):                Applicable

PROCEDURES FOR EXERCISE:

Expiration Time:                    11:59 pm

Expiration Date:                    February 11, 2009

Exercise Date:                      Expiration Date

Multiple Exercise:                  Not Applicable

Automatic Exercise:                 Applicable

VALUATION:

Valuation Date:                     The last Averaging Date

Averaging Dates:                    The eleven (11) Full Exchange Business Days
                                    beginning on the Averaging Period Start
                                    Date.

Full Exchange Business Day:         A Scheduled Trading Day that has a scheduled
                                    closing time for its regular trading session that is 4 pm (New York City time) or the then standard closing time for regular trading on the Exchange.

Averaging Date Market
Disruption:                         Modified Postponement

Averaging Period
Start Date:                         The third (3rd) Full Exchange Business Day
                                    following the Expiration Date.

SETTLEMENT TERMS:

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Cash Settlement:                    Counterparty may elect to settle this
                                    Transaction by Cash Settlement or Net
                                    Physical Settlement by providing ML with irrevocable notice ("SETTLEMENT NOTICE") in accordance with the Settlement Method Election provisions herein and in Section
                                    7.1 of the Equity Definitions. In the event that Counterparty does not so notify ML, this Transaction shall be settled pursuant to the Default Settlement Method provision below.

Settlement Currency:                USD

Settlement Price:                   The arithmetic mean of the closing price of
                                    the Shares on the Exchange on each Averaging
                                    Date.

Cash Settlement
Payment Date:                       Four (4) Currency Business Day after the
                                    Valuation Date

Settlement Method Election:         Applicable with respect to Cash Settlement
                                    or Net Physical Settlement only.

Electing Party:                     Counterparty

Settlement Method
Election Date:                      Exercise Date

Default Settlement Method:          Net Physical Settlement. In the event that
                                    this Transaction is settled by Net Physical
                                    Settlement, Counterparty shall deliver to ML on the seventh Full Exchange Business Day following the Valuation Date a number of Shares (the "DELIVERED SHARES") equal to the
                                    Net Physical Settlement Amount divided by the Settlement Price, with any fractional
                                    Share amounts to be settled in cash.

Net Physical Settlement Amount:     With respect to the Valuation Date, an
                                    amount, as calculated by the Calculation
                                    Agent, equal to the Number of Warrants
                                    multiplied by the Strike Price Differential.

Strike Price Differential:          In respect of the Valuation Date, an amount
                                    equal to the greater of: (a) the excess, if any, of the Settlement Price over the Strike
                                    Price, and (b) zero.

Net Physical Settlement
Adjustment:                         Subject to the Maximum Deliverable Share
                                    Amount, if ML receives any Delivered Shares under this Transaction:

                                    (a) ML shall sell the Delivered Shares in a commercially reasonable manner until the amount received by ML for the sale of the Shares (the "PROCEEDS AMOUNT") is equal to the Net Physical Settlement Amount. Any remaining Delivered Shares shall be returned to Counterparty.

                                    (b) If the Proceeds Amount is less than the Net Physical Settlement Amount, Counterparty shall promptly deliver upon notice from ML additional Shares to ML until the dollar amount from the sale of such Shares by ML equals the difference between the Net Physical Settlement Amount and the Proceeds Amount. In no event shall Counterparty be required to deliver to ML a number of Shares greater than the Maximum Deliverable Share Amount.

Conditions to Net
Physical Settlement:                (1) At least 15 Exchange Business Days prior
                                    to the Expiration Date, Counterparty shall
                                    (i) make available to ML an effective
                                    registration statement (the "REGISTRATION
                                    STATEMENT") filed pursuant to Rule 415 under the Securities Act of 1933, as amended (the
                                    "SECURITIES ACT"), and such prospectuses as ML

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                                    may reasonably request to comply with the
                                    applicable prospectus delivery requirements
                                    (the "PROSPECTUS") for the resale by ML of such number of Shares as ML shall reasonably specify, such Registration Statement to be effective and Prospectus to be current until the earliest of the date on which (A) all Delivered Shares have been sold by ML or returned to Counterparty pursuant to the Net Physical Settlement Adjustment provision above or (B) ML has advised Counterparty that it no longer requires that such Registration Statement be effective (the "REGISTRATION PERIOD") or (ii) Counterparty has provided a legal opinion in form and substance satisfactory to ML (with customary assumptions and exceptions) that the Shares issuable upon exercise of these Warrants will be freely tradable under the Securities Act upon delivery to ML and not subject to any legend restricting transferability. It is understood that the Registration Statement and Prospectus may cover a number of Shares equal to the aggregate number of Shares (if any) reasonably estimated by ML to be potentially deliverable by Counterparty in connection with Net Physical Settlement hereunder;

                                    In addition, the following representation, which Counterparty shall be deemed to make on each day during the Registration Period, shall be true and correct:

                                             "Counterparty represents that the
                                             Registration Statement, at the time
                                             the same became effective, did not
                                             contain an untrue statement of a
                                             material fact or omit to state a
                                             material fact required to be stated
                                             therein or necessary to make the
                                             statements therein not misleading;
                                             Counterparty represents the
                                             Prospectus (as the same may be
                                             supplemented from time to time)
                                             does not include an untrue
                                             statement of a material fact or
                                             omit to state a material fact
                                             necessary in order to make the
                                             statements therein, in the light of
                                             the circumstances under which they
                                             were made, not misleading."

                                    (2) At least 10 Exchange Business Days prior to the Expiration Date, Counterparty will enter into a Registration Rights Agreement with ML in form and substance reasonably acceptable to ML, which agreement will contain among other things, customary representations and warranties and indemnification and other rights relating to the registration of a number of Shares equal to the number of Delivered Shares and others Shares deliverable hereunder up to the Maximum Deliverable Share Amount.

                                    (3) Counterparty shall promptly pay to ML a $0.04 per Share fee with all Shares delivered in connection with Net Physical Settlement pursuant to a Registration Statement.

                                    In the event Counterparty fails to comply with any of the conditions set forth in "NET PHYSICAL SETTLEMENT TERMS" herein, Counterparty shall settle the Transaction through Cash Settlement; provided however, that notwithstanding the foregoing, if Counterparty shall have been unable to obtain an effective Registration Statement by the Cash Settlement Payment Date, then upon notice to ML, Counterparty may deliver to ML unregistered Shares in an amount determined by ML based upon its commercially reasonable judgment of the market value of such Shares. In no event shall Counterparty be required to deliver to ML a number of Shares greater than the Maximum Deliverable Share Amount.

                                    Notwithstanding the foregoing, with respect to any Shares delivered by Counterparty pursuant to Net Physical Settlement hereunder, in the event that ML is unable to sell such Shares on the Exchange without incurring material

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                                    additional transaction costs, Counterparty
                                    shall promptly pay in cash or Shares an
                                    additional amount to ML equal to 2% of the Strike Price.

LIMITATIONS ON NET PHYSICAL
SETTLEMENT BY COUNTERPARTY:         The number of Shares that may be delivered
                                    at settlement by Counterparty shall not
                                    exceed two times the total number of
                                    Warrants covered by this Transaction
                                    ("MAXIMUM DELIVERABLE SHARE AMOUNT").

                                    Counterparty represents and warrants that the number of Available Shares as of the Trade Date is greater than the Maximum Deliverable Share Amount. Counterparty covenants and agrees that Counterparty shall not take any action of corporate governance or otherwise to reduce the number of Available Shares below the Maximum Deliverable Share Amount.

                                    For this purpose, "AVAILABLE SHARES" means the number of Shares Counterparty currently has authorized (but not issued and outstanding) less the maximum number of Shares that may be required to be issued by Counterparty in connection with stock options, convertibles, and other commitments of Counterparty that may require the issuance or delivery of Shares in connection therewith.

ADJUSTMENTS:

DIVIDENDS:

Extraordinary Dividends:            Any and all dividends paid by Counterparty.

METHOD OF ADJUSTMENT:               Calculation Agent Adjustment

EXTRAORDINARY EVENTS:

Consequences of Merger Events:      (a) Share-for-Share:      Modified
                                                              Calculation Agent
                                                              Adjustment

                                    (b) Share-for-Other:      Cancellation and
                                        Agreed Model:         Payment Applicable
                                        Interest Rate:        USD-LIBOR-BBA

                                    (c) Share-for-Combined:   Component
                                                              Adjustment

With respect to any Extraordinary Events hereunder, upon the occurrence of Cancellation and Payment in whole or in part, the parties agree that the amount to be paid, in accordance with the Equity Definitions, shall constitute a Transaction Early Termination Amount, subject to satisfaction by the payment or delivery of Shares or cash as set forth in the Early Termination section below.

Tender Offer:                                        Not Applicable

Nationalization, Insolvency or Delisting:            Cancellation and Payment

Additional Disruption Events:

                  Change in Law:                     Not Applicable

                  Failure to Deliver:                Applicable; provided that
                                                     if there is an "illiquidity
                                                     on the market" on a day
                                                     that would have been a
                                                     Settlement Date, then the
                                                     Settlement Date shall be
                                                     the first succeeding

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                                                     Exchange Business Day on
                                                     which there is no
                                                     "illiquidity on the
                                                     market," but in no such
                                                     event shall the Settlement
                                                     Date be later than the date
                                                     that is twenty (20)
                                                     Exchange Business Days
                                                     immediately following what
                                                     would have been in the
                                                     Settlement Date but for
                                                     such "illiquidity on the
                                                     market."

                  Insolvency Filing:                 Applicable

                  Hedging Disruption Event:          Not Applicable

                  Increased Cost of Hedging:         Not Applicable

                  Hedging Party:                     ML

                  Loss of Stock Borrow:              Not Applicable

                  Increased Cost of Stock Borrow:    Not Applicable

         Determining Party:                          ML

Non-Reliance:                                        Applicable

Agreements and Acknowledgments
Regarding Hedging Activities:                        Applicable

Additional Acknowledgments:                          Applicable

OTHER PROVISIONS:

Early Termination:                  Notwithstanding any provision to the
                                    contrary, upon the designation of an Early
                                    Termination Date hereunder, a party's
                                    payment obligation in respect of this
                                    Transaction only as determined in accordance with Second Method and Market Quotation (the
                                    "TRANSACTION EARLY TERMINATION AMOUNT") may, at the option of Counterparty, be satisfied by the party owing such amount by the delivery of a number of Shares equal to the Transaction Early Termination Amount divided by the Termination Price ("EARLY TERMINATION
                                    STOCK SETTLEMENT"); provided, however, that
                                    Counterparty must notify ML of its election of Early Termination Stock Settlement by the close of business on the day that the notice designating the Early Termination Date is effective.

                                    "TERMINATION PRICE" means the closing price per Share on the Exchange on the Early Termination Date.

                                    A number of Shares calculated as being due in respect of any Early Termination Stock Settlement will be deliverable on the third Exchange Business Day following the date that notice pursuant to Section 6(d)(i) of the Agreement specifying the number of Shares deliverable is effective. Section 6(d)(i) of the Agreement is hereby amended by adding the following words after the word "paid" in the fifth line thereof: "or any delivery is to be made, as applicable."

                                    If ML receives Shares in connection with an Early Termination Stock Settlement, ML shall sell such Shares in a commercially reasonable manner until the amount received by ML for the sale of such Shares (net of

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                                    transaction costs) (the "PROCEEDS AMOUNT")
                                    is equal to the Transaction Early
                                    Termination Amount. Any remaining Shares shall be returned to Counterparty. If the Proceeds Amount is less than the Transaction Early Termination Amount, Counterparty shall promptly deliver additional Shares to ML upon request until the dollar amount from the sale of such additional Shares by ML (net of transaction costs) equals the difference between the Transaction Early Termination Amount and the Proceeds Amount. In no event shall Counterparty be required to deliver to ML a number of Shares greater than the Maximum Deliverable Share Amount.

                                    On or prior to the Early Termination Date
                                    (if Early Termination Stock Settlement is elected), Counterparty shall enter into a registration rights agreement with ML in form and substance reasonably acceptable to ML and shall satisfy the conditions contained therein and Counterparty shall file and diligently pursue to effectiveness a Registration Statement pursuant to Rule 415 under the Securities Act. If and when such Registration Statement shall have been declared effective by the Commission, Counterparty shall have made available to ML such Prospectuses as ML may reasonably request to comply with the applicable prospectus delivery requirements for the resale by ML of such number of Shares as ML shall specify (or, if greater, the number of Shares that Counterparty shall specify). Such Registration Statement shall be effective and Prospectus shall be current until the earliest of the date on which (A) all Shares delivered by Counterparty in connection with an Early Termination Date and all Shares held by ML for hedging purposes have been sold by ML or (B) ML has advised Counterparty that it no longer requires that such Registration Statement be effective (the "TERMINATION REGISTRATION PERIOD"). It is understood that the Registration Statement and Prospectus will cover a number of Shares equal to the number of Shares plus the aggregate number of Shares (if any) reasonably estimated by ML to be potentially deliverable by Counterparty in connection with Early Termination Stock Settlement hereunder. On each day during the Registration Period Counterparty shall represent that each of its filings under the Securities Act, the Exchange Act, or other applicable securities laws that are required to be filed have been filed and that, as of the respective dates thereof and as of the date of this representation, there is no misstatement of a material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements therein not misleading.

                                    If Counterparty is unable to deliver Shares subject to an effective Registration Statement as set forth above, Counterparty may deliver unregistered Shares in an amount determined by ML based upon its commercially reasonable judgment of the market value of such Shares. In no event shall Counterparty be required to deliver to ML a number of Shares greater than the Maximum Deliverable Share Amount.

COMPLIANCE WITH SECURITIES LAWS:    Each party represents and agrees that it has
                                    complied, and will comply, in connection with this Transaction and all related or contemporaneous sales and purchases of
                                    Shares, with the applicable provisions of the Securities Act, the Exchange Act, and the rules and regulations thereunder, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act, provided that each party shall be entitled to rely conclusively on any information communicated by the other party concerning such other party's market activities and provided further that Counterparty shall have no

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                                    liability as a result of a breach of this
                                    representation due to ML's gross negligence or willful misconduct.

                                    Each party further represents that if such party ("X") purchases any Shares from the other party pursuant to this Transaction, such purchase(s) will comply in all material respects with (i) all laws and regulations applicable to X, and (ii) all contractual obligations of X.

                                    Counterparty (and in the case of (b) and (c) below, ML) represents that as of the date hereof:

                                    (a) each of its filings under the Exchange
                                    Act that are required to be filed from and including the ending date of Counterparty's most recent prior fiscal year have been filed and that, as of the respective dates thereof and as of the date of this representation, there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading (when taken together with Counterparty's previous filings under the Exchange Act);

                                    (b) Neither ML nor Counterparty, as the case may be, is entering into this Agreement to facilitate a distribution of the common stock or in connection with a future issuance of securities;

                                    (c) Neither ML nor Counterparty, as the case may be, is entering into this Agreement to create actual or apparent trading activity in the common stock (or any security convertible into or exchangeable for common stock) or to manipulate the price of the common stock (or any security convertible into or exchangeable for common stock); and

                                    (d) the number of Available Shares on the date hereof is greater than the Maximum Deliverable Share Amount.

Account Details:

         Account for payments to Counterparty:       Not Applicable

         Account for payment to ML:                  Chase Manhattan Bank, New
                                                     York
                                                     ABA# 021000021
                                                     FAO: ML Equity Derivatives
                                                     A/C: 066213118

AGREEMENT REGARDING
SHARES: Counterparty agrees that, in respect of any Shares delivered to ML, such Shares shall be, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable and subject to no adverse claims of any other party. The issuance of such Shares does not and will not require the consent, approval, authorization, registration or qualification of any government authority, except such as shall have been obtained on or before the delivery date of any Shares or in connection with any Registration Statement filed with respect to any Shares.

COVENANT REGARDING
SHARES: Counterparty covenants that it shall not take any action to decrease the number of Available Shares below the Maximum Deliverable Share Amount.

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BANKRUPTCY RIGHTS:         In the event of Counterparty's bankruptcy, ML's
                           rights in connections with this Transaction shall not exceed those rights held by common shareholders. For the avoidance of doubt, the parties acknowledge and agree that ML' rights with respect to any other claim arising from this Transaction prior to Counterparty's bankruptcy shall remain in full force and effect and shall not be otherwise abridged or modified in connection herewith.

SET-OFF: The Set-off provisions in the Agreement shall apply to this Transaction, except in the event of Counterparty's bankruptcy, in which case Set-off shall not apply.

COLLATERAL:                None.

TRANSFER:                  Neither party may transfer its rights or obligations
                           under this Transaction except in accordance with
                           Section 7 of the Master Agreement; provided, however, that ML may assign its rights and delegate its obligations hereunder, in whole or in part, to any other person with prior consent of the Counterparty not to be unreasonably withheld, (an "ASSIGNEE"), effective (the "TRANSFER EFFECTIVE DATE") upon delivery to Counterparty of (a) an executed acceptance and assumption by the Assignee (an
                           "Assumption") of the transferred obligations of ML under this Transaction (the "TRANSFERRED
                           OBLIGATIONS"); (b) and if such Assignee is an affiliate of Merrill Lynch & Co., Inc. ("ML&CO.") an executed guarantee (the "GUARANTEE") of ML&Co. of the Transferred Obligations. On the Transfer Effective
                           Date, (a) ML shall be released from all obligations and liabilities arising under the Transferred
                           Obligations; and (b) the Transferred Obligations shall cease to be a Transaction(s) under the Agreement and shall be deemed to be a Transaction(s) under the ISDA Master Agreement between Assignee and Counterparty, provided that, if at such time Assignee and Counterparty have not entered into a ISDA Master
                           Agreement, Assignee and Counterparty shall be deemed to have entered into an ISDA form of Master Agreement
                           (Multicurrency-Cross Border) without any Schedule attached thereto.

REGULATION:                ML is regulated by The Securities and Futures
                           Authority Limited and has entered into this Transaction as principal.

INDEMNITY:                 Counterparty agrees to indemnify ML and its
                           Affiliates and their respective directors, officers, agents and controlling parties (ML and each such person being an "INDEMNIFIED PARTY") from and against any and all losses, claims, damages and liabilities, joint and several, to which such Indemnified Party may become subject because of a breach by Counterparty of any representation or covenant hereunder, in the Agreement or any other Agreement relating to the Agreement or Transaction and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of, any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto.


ADDITIONAL AGREEMENTS, REPRESENTATIONS AND COVENANTS OF COUNTERPARTY, ETC.:

         (a) Counterparty hereby represents and warrants to ML, on each day from the Trade Date to and including the date by which ML is able to initially complete a hedge of its position created by this Transaction, that:

                  (1) it will not, and will not permit any person or entity subject to its control to, bid for or purchase Shares during such period except as disclosed in the Offering Memorandum relating to the Reference Notes; and

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                  (2)      it has publicly disclosed all material information
                           necessary for it to be able to purchase or sell Shares in compliance with applicable federal securities laws and that it has publicly disclosed all material information with respect to its condition (financial or otherwise).

         (b) The parties hereby agree that all documentation with respect to this Transaction is intended to qualify this Transaction as an equity instrument for purposes of EITF 00-19.

         (c) No collateral shall be required by either party for any reason in connection with this Transaction.

         (d) ML may elect to defer exercise of any Warrant hereunder as provided below, and Automatic Exercise shall not apply with respect to any Warrant, to the extent the exercise of such Warrant would cause ML to become, directly or indirectly, the beneficial owner of more than 8.0 percent of the class of the Counterparty's equity securities that is comprised of the Shares for purposes of Section 13 of the Securities Exchange Act of 1934, as amended (in such case, an "EXCESS SHARE OWNER").

                  ML shall provide prior notice to Counterparty, through the Agent, if the exercise of any Warrant hereunder would cause ML to become directly or indirectly, an Excess Share Owner; provided that the failure of ML to provide such notice shall not alter the effectiveness of the provisions set forth in the preceding sentence and any purported exercise in violation of such provisions shall be void and have no effect.

                  If ML elects not to exercise any Warrant because such exercise would cause ML to become, directly or indirectly, an Excess Share Owner and ML thereafter disposes of Shares owned by it or any action is taken that would then permit ML to exercise such Warrant without such exercise causing it to become, directly or indirectly, an Excess Share Owner, then ML shall provide notice of the taking of such action to Counterparty, through the Agent, and such Warrant shall then become exercisable by ML to the extent such Warrant is otherwise or had otherwise become exercisable hereunder. In such event, the Expiration Date with respect to such Warrant shall be the date on which Counterparty receives such notice from ML, and the related Settlement Date shall be as soon as reasonably practicable after receipt of such notice but no more than three (3) Business Days thereafter (but in no event shall the Settlement Date occur prior to the date on which it would have otherwise occurred but for the provisions of this paragraph
                  (d)); provided that the related Net Physical Settlement Amount shall be the same as the Net Physical Settlement Amount but for the provisions of this paragraph (d). In addition, within 30 days of the maturity date of the Settlement Date, Counterparty shall use its reasonable efforts to refrain from activities which could reasonable be expected to result in ML's ownership of Shares exceeding 10% of all issued and outstanding Shares.

         (e) ML hereby agrees that from the Trade Date through to and including each Settlement Date, it will:

                  (1) use its reasonable efforts to not become an "affiliate" of Counterparty as such term is defined in Regulation 144(a)(1) under the Securities Act;

                  (2) not vote any Shares, as to which it has the right to exercise a vote; and

                  (3) not permit any director, officer, employee, agent or affiliate of ML to serve as a member of the board of directors of Counterparty.

ISDA MASTER AGREEMENT

With respect to the Agreement, ML and Counterparty each agree as follows:

SPECIFIED ENTITIES:

         (i) in relation to ML, for the purposes of:

         Section 5(a)(v):   not applicable
         Section 5(a)(vi):  not applicable
         Section 5(a)(vii): not applicable
         Section 5(b)(iv):  not applicable

         and (ii) in relation to Counterparty, for the purposes of:

         Section 5(a)(v):   not applicable
         Section 5(a)(vi):  not applicable
         Section 5(a)(vii): not applicable
         Section 5(b)(iv):  not applicable

"SPECIFIED TRANSACTION" will have the meaning specified in Section 14 of this Agreement.

The "CREDIT EVENT UPON MERGER" provisions of Section 5(b)(iv) of the Agreement will apply to ML and Counterparty.

The "AUTOMATIC EARLY TERMINATION" provision of Section 6(a) of the Agreement will not apply to ML or to Counterparty.

PAYMENTS ON EARLY TERMINATION for the purpose of Section 6(e) of the Agreement:
(i) Market Quotation shall apply; and (ii) the Second Method shall apply.

"TERMINATION CURRENCY" means USD.

TAX REPRESENTATIONS:

         (I) For the purpose of Section 3(e) of the Agreement, each party represents to the other party that it is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii), or 6(e) of the Agreement) to be made by it to the other party under the Agreement. In making this representation, each party may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

         (II) For the purpose of Section 3(f) of the Agreement, each party makes the following representations to the other party:

                  (i) ML represents that it is a corporation organized under the laws of England and Wales.

                  (ii) Counterparty represents that it is a corporation incorporated under the laws of the State of Delaware.

DELIVERY REQUIREMENTS: For the purpose of Sections 3(d), 4(a)(i) and (ii) of the Agreement, each party agrees to deliver the following documents:

         Tax forms, documents or certificates to be delivered are:

                  Each party agrees to complete (accurately and in a manner reasonably satisfactory to the other party), execute, and deliver to the other party, United States Internal Revenue Service Form W-9 or W-8 BEN, or any successor of such form(s):
                  (i) before the first payment date under this agreement; (ii) promptly upon reasonable demand by the other party; and (iii) promptly upon learning that any such form(s) previously provided by the other party has become obsolete or incorrect.

         Other documents to be delivered:-

                                                                                             COVERED BY
PARTY REQUIRED TO                                                                           SECTION 3(d)
 DELIVER DOCUMENT        DOCUMENT REQUIRED TO BE DELIVERED             WHEN REQUIRED       REPRESENTATION
----------------------------------------------------------------------------------------------------------
Counterparty           Evidence of the authority and true             Upon or before            Yes
                       signatures of each official or                 execution and
                       representative signing this Confirmation       delivery of this
                                                                      Confirmation
----------------------------------------------------------------------------------------------------------
Counterparty           Certified copy of the resolution of the        Upon or before            Yes
                       Board of Directors or equivalent document      execution and
                       authorizing the execution and delivery of      delivery of this
                       this Confirmation Confirmation
----------------------------------------------------------------------------------------------------------
ML                     Guarantee of its Credit Support Provider,      Upon or before            Yes
                       substantially in the form of Exhibit A         execution and
                       attached hereto, together with evidence        delivery of this
                       of the authority and true signatures of        Confirmation
                       the signatories, if applicable
----------------------------------------------------------------------------------------------------------

ADDRESSES FOR NOTICES: For the purpose of Section 12(a) of the Agreement:

ADDRESS FOR NOTICES OR COMMUNICATIONS TO ML:

Address:          Merrill Lynch International
                  Merrill Lynch Financial Centre
                  2 King Edward Street, London EC1A 1HQ
Attention:        Manager, Fixed Income Settlements
Facsimile No.:    44 207 995 2004            Telephone No.: 44 207 995 3769

(FOR ALL PURPOSES)

Additionally, a copy of all notices pursuant to Sections 5, 6, and 7 as well as any changes to Counterparty's address, telephone number or facsimile number should be sent to:

                  GMI Counsel
                  Merrill Lynch World Headquarters
                  4 World Financial Center
                  New York, New York 10080
                  Attention: Global Equity Derivatives
                  Facsimile No.:    212 449-6576     Telephone No.: 212 449-6309

ADDRESS FOR NOTICES OR COMMUNICATIONS TO COUNTERPARTY FOR ALL PURPOSES:

PROCESS AGENT: For the purpose of Section 13(c) of the Agreement, ML appoints as its process agent:

                  Merrill Lynch, Pierce, Fenner & Smith Incorporated 222 Broadway, 16th Floor
                  New York, NY 10038
                  Attention: Litigation Department

                  [COUNTERPARTY DOES NOT APPOINT A PROCESS AGENT.]

MULTIBRANCH PARTY. For the purpose of Section 10(c) of the Agreement: Neither ML nor Counterparty is a Multibranch Party.

CALCULATION AGENT. The Calculation Agent is ML.

CREDIT SUPPORT DOCUMENT.

ML: Guarantee of ML&Co. in the form attached hereto as Exhibit A.

Counterparty: Not Applicable

CREDIT SUPPORT PROVIDER.

With respect to ML: Merrill Lynch and Co. and with respect to Counterparty, Not Applicable.

GOVERNING LAW. This Confirmation will be governed by, and construed in accordance with, the substantive laws of the State of New York.

NETTING OF PAYMENTS. The provisions of Section 2(c) of the Agreement shall not be applicable to this Transaction; provided, however, that with respect to this Agreement or any other ISDA Master Agreement between the parties, any Share delivery obligations on any day of Counterparty, on the one hand, and ML, on the other hand, shall be netted. The resulting Share delivery obligation of a party upon such netting shall be rounded down to the nearest number of whole Common Shares, such that neither party shall be required to deliver any fractional Common Shares.

ACCURACY OF SPECIFIED INFORMATION. Section 3(d) of the Agreement is hereby amended by adding in the third line thereof after the word "respect" and before the period the words "or, in the case of audited or unaudited financial statements or balance sheets, a fair presentation of the financial condition of the relevant person."

BASIC REPRESENTATIONS. Section 3(a) of the Agreement is hereby amended by the deletion of "and" at the end of Section 3(a)(iv); the substitution of a semicolon for the period at the end of Section 3(a)(v) and the addition of Sections 3(a)(vi), as follows:

         ELIGIBLE CONTRACT PARTICIPANT; LINE OF BUSINESS. It is an "eligible contract participant" as defined in the Commodity Futures Modernization Act of 2000 and it has entered into this Confirmation and this Transaction in connection with its business or a line of business (including financial intermediation), or the financing of its business.

AMENDMENT OF SECTION 3(a)(iii). Section 3(a)(iii) of the Agreement is modified to read as follows:

         NO VIOLATION OR CONFLICT. Such execution, delivery and performance do not materially violate or conflict with any law known by it to be applicable to it, any provision of its constitutional documents, any order or judgment of any court or agency of government applicable to it or any of its assets or any material contractual restriction relating to Specified Indebtedness binding on or affecting it or any of its assets.

AMENDMENT OF SECTION 3(a)(iv). Section 3(a)(iv) of the Agreement is modified by inserting the following at the beginning thereof:

         "To such party's best knowledge,"

ADDITIONAL REPRESENTATIONS:

COUNTERPARTY REPRESENTATIONS. Counterparty (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into this Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with this Transaction; and
(iii) is entering into this Transaction for a bona fide business purpose to hedge the Reference Notes.

Counterparty is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair materially Counterparty's ability to perform its obligations hereunder.

Counterparty will by the next succeeding Business Day notify ML upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default, a Potential Event of Default or a Potential Adjustment Event.

As of the date hereof, Counterparty is not insolvent.

ACKNOWLEDGEMENTS:

(1) The parties acknowledge and agree that there are no other representations, agreements or other undertakings of the parties in relation to this Transaction, except as set forth in this Confirmation.

(2)      The parties hereto intend for:

         (a)      this Transaction to be a "securities contract" as defined in
         Section 741(7) of Title 11 of the United States Code (the "BANKRUPTCY CODE"), qualifying for the protections under Section 555 of the Bankruptcy Code;

         (b) a party's right to liquidate this Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a "contractual right" as defined in the Bankruptcy Code;

         (c) any cash, securities or other property provided as performance assurance, credit, support or collateral with respect to this Transaction to constitute "margin payments" as defined in the Bankruptcy Code; and

         (d) all payments for, under or in connection with this Transaction, all payments for the Shares and the transfer of such Shares to constitute "settlement payments" as defined in the Bankruptcy Code.

(3) The parties acknowledge and agree that in the event of an Early Termination Date as a result of an Event of Default, the amount payable under the Agreement will be a cash amount calculated as described therein and that any delivery specified in this Transaction will no longer be required.

AMENDMENT OF SECTION 6(d)(ii). Section 6(d)(ii) of the Agreement is modified by deleting the words "on the day" in the second line thereof and substituting therefor "on the day that is three Local Business Days after the day". Section 6(d)(ii) is further modified by deleting the words "two Local Business Days" in the fourth line thereof and substituting therefor "three Local Business Days."

AMENDMENT OF DEFINITION OF REFERENCE MARKET-MAKERS. The definition of "Reference Market-Makers" in Section 14 is hereby amended by adding in clause (a) after the word "credit" and before the word "and" the words "or to enter into transactions similar in nature to Transactions."

CONSENT TO RECORDING. Each party consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their Affiliates in connection with this Confirmation. To the extent that one party records telephone conversations (the "Recording Party") and the other party does not (the Non-Recording Party"), the Recording Party shall in the event of any dispute, make a complete and unedited copy of such party's tape of the entire day's conversations with the Non-Recording Party's personnel available to the Non-Recording Party. The Recording Party's tapes may be used by either party in any forum in which a dispute is sought to be resolved and the Recording Party will retain tapes for a consistent period of time in accordance with the Recording Party's policy unless one party notifies the other that a particular transaction is under review and warrants further retention.

DISCLOSURE. Each party hereby acknowledges and agrees that ML has authorized Counterparty to disclose this Transaction and any related hedging transaction between the parties if and to the extent that Counterparty reasonably determines (after consultation with ML) that such disclosure is required by law or by the rules of Nasdaq or any securities exchange.

SEVERABILITY. If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

AFFECTED PARTIES. For purposes of Section 6(e) of the Agreement, each party shall be deemed to be an Affected Party in connection with Illegality and any Tax Event.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Very truly yours,

MERRILL LYNCH INTERNATIONAL

By: /s/ Marcella Vullo
    --------------------------------
Name: Marcella Vullo
Title: Authorized Signatory

Confirmed as of the date first above written:

DICK'S SPORTING GOODS, INC.

By: /s/ Michael F. Hines
    --------------------------------
Name: Michael F. Hines
Title: Executive Vice President, Chief
       Financial Officer and Secretary

Acknowledged and agreed as to matters relating to the Agent:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, solely in its capacity as Agent hereunder

By: /s/ Patricia Moore
    --------------------------------
    Name: Patricia Moore
    Title: Vice President

Amended and Restated

                                                                       EXHIBIT A

                     GUARANTEE OF MERRILL LYNCH & CO., INC.

         FOR VALUE RECEIVED, receipt of which is hereby acknowledged, MERRILL LYNCH & CO., INC., a corporation duly organized and existing under the laws of the State of Delaware ("ML & Co."), hereby unconditionally guarantees to Dick's Sporting Goods, Inc. (the "Company"), the due and punctual payment of any and all amounts payable by Merrill Lynch International, a company organized under the laws of England and Wales ("ML"), under the terms of the Confirmation of OTC Warrant Transaction between the Company and ML, dated as of February 11, 2004 and amended and restated as of February 13, 2004 (the "Confirmation"), including, in case of default, interest on any amount due, when and as the same shall become due and payable, whether on the scheduled payment dates, at maturity, upon declaration of termination or otherwise, according to the terms thereof. In case of the failure of ML punctually to make any such payment, ML & Co. hereby agrees to make such payment, or cause such payment to be made, promptly upon demand made by the Company to ML & Co.; provided, however that delay by the Company in giving such demand shall in no event affect ML & Co.'s obligations under this Guarantee. This Guarantee shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment guaranteed hereunder, in whole or in part, is rescinded or must otherwise be returned by the Company upon the insolvency, bankruptcy or reorganization of ML or otherwise, all as though such payment had not been made.

ML & Co. hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Confirmation; the absence of any action to enforce the same; any waiver or consent by the Company concerning any provisions thereof; the rendering of any judgment against ML or any action to enforce the same; or any other circumstances that might otherwise constitute a legal or equitable discharge of a guarantor or a defense of a guarantor. ML & Co. covenants that this guarantee will not be discharged except by complete payment of the amounts payable under the Confirmation. This Guarantee shall continue to be effective if ML merges or consolidates with or into another entity, loses its separate legal identity or ceases to exist.

         ML & Co. hereby waives diligence; presentment; protest; notice of protest, acceleration, and dishonor; filing of claims with a court in the event of insolvency or bankruptcy of ML; all demands whatsoever, except as noted in the first paragraph hereof; and any right to require a proceeding first against ML.

         ML & Co. hereby certifies and warrants that this Guarantee constitutes the valid obligation of ML & Co. and complies with all applicable laws.

         This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

         This Guarantee may be terminated at any time by notice by ML & Co. to the Company given in accordance with the notice provisions of the Confirmation, effective upon receipt of such notice by the Company or such later date as may be specified in such notice; provided, however, that this Guarantee shall continue in full force and effect with respect to any obligation of ML under the Confirmation entered into prior to the effectiveness of such notice of termination.

This Guarantee becomes effective concurrent with the effectiveness of the Confirmation, according to its terms.

         IN WITNESS WHEREOF, ML & Co. has caused this Guarantee to be executed in its corporate name by its duly authorized representative.

                                             MERRILL LYNCH & CO., INC.

                                             By: /s/ Patricia Kropiewnicki
                                                 -------------------------------
                                                 Name: Patricia Kropiewnicki
                                                 Title: Designated Signatory
                                                 Date: February 13, 2004

Amended and Restated

[MERRILL LYNCH LOGO]

                                 COVER STATEMENT
                        CLIENT/COUNTERPARTY RELATIONSHIP

Dear Client/Counterparty:

                           Merrill Lynch is pleased to provide the attached
statement of Generic Risks Associated with Over-the-Counter Derivative Transactions under this Cover Statement that concerns, among other things, the nature of our relationship with you in the context of such transactions. This statement was developed for our new and our ongoing client/counterparties in response to suggestions that OTC derivative dealers consider taking steps to ensure that market participants utilizing OTC derivatives understand their risk exposures and the nature of their relationships with dealers before they enter into OTC derivative transactions.

         Merrill Lynch ("we") are providing to you and your organization ("you") the attached statement of Generic Risks Associated with Over-the-Counter Derivative in order to identify, in general terms, certain of the principal risks associated with individually negotiated over-the-counter ("OTC") derivative transactions. The attached statement does not purport to identify the nature of the specific market or other risks associated with a particular transaction.

         Before entering into an OTC derivative transaction, you should ensure that you fully understand the terms of the transaction, relevant risk factors, the nature and extent of your risk of loss and the nature of the contractual relationship into which you are entering. You should also carefully evaluate whether the transaction is appropriate for you in light of your experience, objectives, financial resources, and other relevant circumstances and whether you have the operational resources in place to monitor the associated risks and contractual obligations over the term of the transaction. If you are acting as a financial adviser or agent, you should evaluate these considerations in light of the circumstances applicable to your principal and the scope of your authority.

         If you believe you need assistance in evaluating and understanding the terms or risks of a particular OTC derivative transaction, you should consult appropriate advisers before entering into the transaction.

         Unless we have expressly agreed in writing to act as your adviser with respect to a particular OTC derivative transaction pursuant to terms and conditions specifying the nature and scope of our advisory relationship, we are acting in the capacity of an arm's length contractual counterparty to you in connection with the transaction and not as your financial adviser or fiduciary. Accordingly, unless we have so agreed to act as your adviser, you should not regard transaction proposals, suggestions or other written or oral communications from us as recommendations or advice or as expressing our view as to whether a particular transaction is appropriate for you or meets your financial objectives.

         Finally, we and/or our affiliates may from time to time take proprietary positions and/or make a market in instruments identical or economically related to OTC derivative transactions entered into with you, or may have an investment banking or other commercial relationship with and access to information from the issuer(s) of securities, financial instruments, or other interests underlying OTC derivative transactions entered into with you. We may also undertake proprietary activities, including hedging transactions related to the initiation or termination of an OTC derivative transaction with you, that may adversely affect the market price, rate index or other market factor(s) underlying an OTC derivative transaction entered into with you and consequently the value of the transaction.

[MERRILL LYNCH LOGO]

                          GENERIC RISKS ASSOCIATED WITH
                    OVER-THE-COUNTER DERIVATIVE TRANSACTIONS

OTC derivative transactions, like other financial transactions, involve a variety of significant risks. The specific risks presented by a particular OTC derivative transaction necessarily depend upon the terms of the transaction and your circumstances. In general, however, all OTC derivative transactions involve some combination of market risk, credit risk, funding risk and operational risk.

         MARKET RISK is the risk that the value of a transaction will be adversely affected by fluctuations in the level or volatility of or correlation or relationship between one or more market prices, rates or indices or other market factors or by illiquidity in the market for the relevant transaction or in a related market.

         CREDIT RISK is the risk that a counterparty will fail to perform its obligations to you when due.

         FUNDING RISK is the risk that, as a result of mismatches or delays in the timing of cash flows due from or to your counterparties in OTC derivative transactions or related hedging, trading, collateral or other transactions, you or your counterparty will not have adequate cash available to fund current obligations.

         OPERATIONAL RISK is the risk of loss to you arising from inadequacies in or failures of your internal systems and controls for monitoring and quantifying the risks and contractual obligations associated with OTC derivative transactions, for recording and valuing OTC derivative and related transactions, or for detecting human error, systems failure or management failure.

There may be other significant risks that you should consider based on the terms of a specific transaction. Highly customized OTC derivative transactions in particular may increase liquidity risk and introduce other significant risk factors of a complex character. Highly leveraged transactions may experience substantial gains or losses in value as a result of relatively small changes in the value or level of an underlying or related market factor.

Because the price and other terms on which you may enter into or terminate an OTC derivative transaction are individually negotiated, these may not represent the best price or terms available to you from other sources.

In evaluating the risks and contractual obligations associated with a particular OTC derivative transaction, you should also consider that an OTC derivative transaction may be modified or terminated only by mutual consent of the original parties and subject to agreement on individually negotiated terms. Accordingly, it may not be possible for you to modify, terminate or offset your obligations or your exposure to the risks associated with a transaction prior to its scheduled termination date.

Similarly, while market makers and dealers generally quote prices or terms for entering into or terminating OTC derivative transactions and provide indicative or mid-market quotations with respect to outstanding OTC derivative transactions, they are generally not contractually obligated to do so. In addition, it may not be possible to obtain indicative or mid-market quotations for an OTC derivative transaction from a market maker or dealer that is not a counterparty to the transaction. Consequently, it may also be difficult for you to establish an independent value for an outstanding OTC derivative transaction. You should not regard your counterparty's provision of a valuation or indicative price at your request as an offer to enter into or terminate the relevant transaction at that value or price, unless the value or price is identified by the counterparty as firm or binding.

THIS BRIEF STATEMENT DOES NOT PURPORT TO DISCLOSE ALL OF THE RISKS AND OTHER MATERIAL CONSIDERATIONS ASSOCIATED WITH OTC DERIVATIVE TRANSACTIONS. YOU SHOULD NOT CONSTRUE THIS GENERIC DISCLOSURE STATEMENT AS BUSINESS, LEGAL, TAX OR ACCOUNTING ADVICE OR AS MODIFYING APPLICABLE LAW. YOU SHOULD CONSULT YOUR OWN BUSINESS, LEGAL,

TAX AND ACCOUNTING ADVISERS WITH RESPECT TO PROPOSED OTC DERIVATIVE TRANSACTIONS AND YOU SHOULD REFRAIN FROM ENTERING INTO ANY OTC DERIVATIVE TRANSACTION UNLESS YOU HAVE FULLY UNDERSTOOD THE TERMS AND RISKS OF THE TRANSACTION, INCLUDING THE EXTENT OF YOUR POTENTIAL RISK OF LOSS.